Exhibit 99.1

Vital Farms Reports Fourth Quarter and Fiscal Year 2021 Financial Results

Record Fourth Quarter Net Revenue of $77.4 million, up 43.4% versus Prior Year

Fiscal Year 2022 Outlook includes 30% Net Revenue Growth

AUSTIN, TX – March 10, 2022 – Vital Farms (Nasdaq: VITL), a Certified B Corporation that offers a range of ethically produced foods nationwide, today reported financial results for its fourth quarter and fiscal year ended December 26, 2021.

Financial highlights for the fourth quarter and fiscal year 2021 include:

•	Fourth Quarter 2021 Net Revenue increase of 43.4% to a record $77.4 million
•	Fiscal Year 2021 Net Revenue increase of 21.8% to $260.9 million
•	Fiscal Year 2021 Net Income of $2.4 million
•	Fiscal Year 2021 Adjusted EBITDA of $8.0 million[1]

“2021 was a great year for Vital Farms’ top-line growth, and I want to thank our stakeholders, including our crew members, farmers, suppliers, customers, and consumers, for their role in enabling us to deliver strong performance in Q4, achieving our highest net revenue in a single quarter behind continued robust demand for our products. We made significant gains in retail distribution and increased Vital Farms’ household penetration 15% sequentially to over 6.4 million households. Additionally, our 12-count pasture raised eggs were the number one selling branded egg item in the U.S.2 during the fourth quarter,” said Russell Diez-Canseco, Vital Farms’ President and CEO.

Diez-Canseco continued: “Underpinning much of this growth were thoughtful and disciplined marketing investments across every step of the consumer journey and our resilient supply chain, which now includes over 275 family farms, passionate and engaged crew members, and an expanded egg washing and packing facility that will be operational in a few months. We are especially pleased to see this growth while we were working against the backdrop of historic inflation and supply chain complexities that are affecting multiple sectors of the economy.”

For the 13 Weeks Ended December 26, 2021

Net revenue increased 43.4% to $77.4 million in the fourth quarter of 2021, compared to $54.0 million in the fourth quarter of 2020. Growth in net revenue in the fourth quarter of 2021 was primarily due to continued growth in egg-related sales, driven by volume increases at our customers, as well as distribution gains at both new and existing retail partners and an increase in butter-related sales.

Gross profit was $19.8 million, or 25.6% of net revenue, in the fourth quarter of 2021, compared to $17.6 million in the prior year quarter. The change in gross profit was driven by higher sales. The change in gross margin was mainly attributable to an increase in input costs across both eggs and butter and continued higher inbound freight inflation.

Loss from operations in the fourth quarter of 2021 was $4.2 million, compared to a loss from operations of $2.2 million in the fourth quarter of the prior year. The change in income from operations was primarily attributable to higher shipping and distribution expenses.

Net loss was $3.6 million in the fourth quarter of 2021, compared to net loss of $0.8 million in the prior year quarter.

[1]

Adjusted EBITDA is a non-GAAP financial measure defined in the section titled “Non-GAAP Financial Measures” below and is reconciled to net income, its closest comparable GAAP measure, at the end of this release.

[2]	Based on SPINS / Nielsen dollar sales data through the last 13-weeks ended 12/26/2021. U.S. includes MULO, Natural Channel and Whole Foods.

Net loss per diluted share was $0.09, compared to net loss per diluted share of $0.02 in the prior year quarter.

Adjusted EBITDA loss was $2.0 million in the fourth quarter of 2021, compared to Adjusted EBITDA loss of $0.1 million in the fourth quarter of 2020. The change in Adjusted EBITDA was primarily due to gross margin pressure and higher shipping and distribution expenses. Adjusted EBITDA is a non-GAAP financial measure defined in the section titled “Non-GAAP Financial Measures” below and is reconciled to net income, its closest comparable GAAP measure, at the end of this release.

For the Fiscal Year Ended December 26, 2021

Net revenue increased 21.8% to $260.9 million in fiscal year 2021, compared to $214.3 million in fiscal year 2020. Growth in net revenue in fiscal year 2021 was due to continued growth in egg-related sales, driven by volume increases at our customers as well as distribution gains at both new and existing retail partners, as well as an increase in butter-related sales.

Gross profit was $82.9 million, or 31.8% of net revenue, in fiscal year 2021, compared to $74.5 million in the prior year period. The change in gross profit was driven by higher sales. The change in gross margin was primarily attributable to an increase in input costs.

Income from operations in fiscal year 2021 was $52 thousand, compared to income from operations of $12.2 million in fiscal year 2020. The change in income from operations was attributable to higher shipping and distribution expenses, as well as costs associated with additional head count to support growth across the business.

Net income was $2.4 million in fiscal year 2021, compared to net income of $8.8 million in the prior year period.

Net income per diluted share was $0.06 in fiscal year 2021, compared to net income per diluted share of $0.27 in the prior year period.

Adjusted EBITDA was $8.0 million in fiscal year 2021, compared to Adjusted EBITDA of $16.8 million in fiscal year 2020. The change in Adjusted EBITDA was primarily due to increases in input costs, higher shipping and distribution expenses, and costs due to additional hiring to support growth across the business. Adjusted EBITDA is a non-GAAP financial measure defined in the section titled “Non-GAAP Financial Measures” below and is reconciled to net income, its closest comparable GAAP measure, at the end of this release.

Balance Sheet and Cash Flow Highlights

Cash and cash equivalents and investment securities were $99.6 million as of December 26, 2021, and we had no outstanding debt. Net cash provided by operating activities was $16.3 million for the 52 weeks ended December 26, 2021, compared to $11.7 million for the 52 weeks ended December 27, 2020.

Capital expenditures totaled $16.7 million for the 52 weeks ended December 26, 2021, compared to $10.3 million in the prior year period. The increase in capital expenditures is related primarily to the expansion of our Egg Central Station facility which will allow us to double capacity once it comes online in 2022, including making technology investments to increase robotic automation capabilities across the facility, eliminating some physically intensive roles to better the lives of our crew members and improve production efficiency.

Bo Meissner, Chief Financial Officer, commented: “We are pleased with our record fourth quarter revenue and strong level of consumer demand. We expect to continue our outsized level of top-line momentum in 2022, while navigating an ever-changing operating environment, which are reflected in our initial guidance for net revenue and Adjusted EBITDA.”

Initial Fiscal 2022 Outlook

•	For the full fiscal year 2022, management is providing guidance for net revenue of more than $340 million, an increase of 30% compared to fiscal year 2021.
•

Management is also providing guidance for Adjusted EBITDA of more than $13 million for the full fiscal year 2022, excluding costs related to our exit of the convenient breakfast product line, an increase of 62% compared to fiscal year 2021.

Vital Farms’ guidance continues to assume that there are no additional significant disruptions to the supply chain or its customers or consumers, including any issues from adverse macroeconomic factors. Vital Farms cannot provide a reconciliation between its forecasted Adjusted EBITDA and net revenue metrics without unreasonable effort due to the unavailability of reliable estimates for certain items. These items are not within our control and may vary greatly between periods and could significantly impact future financial results.

Conference Call and Webcast Details

Vital Farms will host a conference call and webcast at 8:30 a.m. ET today to discuss the results. The live conference call can be accessed by dialing (833) 519-1345 from the U.S. or (914) 800-3907 internationally and using access code 7589241. Alternatively, participants may access the live webcast on the Vital Farms Investor Relations website at https://investors.vitalfarms.com under “Events.” The webcast will be archived in 30 days.

About Vital Farms

Vital Farms is a Certified B Corporation that offers a range of ethically produced foods nationwide. Started on a single farm in Austin, Texas in 2007, Vital Farms is now a national consumer brand that works with over 275 family farms and is the leading U.S. brand of pasture-raised eggs by retail dollar sales. Vital Farms' ethics are exemplified by its focus on the humane treatment of farm animals and sustainable farming practices. In addition, as a Delaware Public Benefit Corporation, Vital Farms prioritizes the long-term benefits of each of its stakeholders, including farmers and suppliers, customers and consumers, communities and the environment, crew members, and stockholders. Vital Farms' products, including shell eggs, butter, hard-boiled eggs, ghee, and liquid whole eggs, are sold in over 20,900 stores nationwide. For more information, visit www.vitalfarms.com.

Forward-Looking Statements

This press release and the earnings call referencing this press release contain “forward-looking” statements, as that term is defined under the federal securities laws, including but not limited to statements regarding Vital Farms’ market opportunity, anticipated growth, and future financial performance, including management’s outlook for fiscal year 2022. These forward-looking statements are based on Vital Farms’ current assumptions, expectations, and beliefs and are subject to substantial risks, uncertainties, assumptions, and changes in circumstances that may cause Vital Farms’ actual results, performance, or achievements to differ materially from those expressed or implied in any forward-looking statement.

The risks and uncertainties referred to above include, but are not limited to: the effects of the ongoing COVID-19 pandemic on Vital Farms’ supply chain, the demand for its products, and on overall economic conditions and consumer confidence and spending levels; Vital Farms’ expectations regarding its revenue, expenses and other operating results; Vital Farms’ ability to acquire new customers, to successfully retain existing customers and to attract and retain its suppliers, distributors, and co-manufacturers; Vital Farms’ ability to sustain or increase its profitability; Vital Farms’ ability to procure sufficient high-quality eggs, cream and other raw materials; real or perceived quality with Vital Farms’ products or other issues that adversely affect Vital Farms’ brand and reputation; changes in the tastes and preferences of consumers; the financial condition of, and Vital Farms’ relationships with, its suppliers, co-manufacturers, distributors, retailers, and foodservice customers, as well as the health of the foodservice industry generally;  the ability of Vital Farms, its suppliers, and its co-manufacturers to comply with food safety, environmental or other laws or regulations; future investments in its business, anticipated capital expenditures and estimates regarding capital requirements; the costs and success of marketing efforts; Vital Farms’ ability to effectively manage its growth and to compete effectively with existing competitors and new market entrants; the potential negative impact of Vital Farms’ focus on a specific public benefit purpose and producing a positive effect for society on its financial performance; seasonality; and the growth rates of the markets in which Vital Farms competes.

These risks and uncertainties are more fully described in Vital Farms’ filings with the Securities and Exchange Commission (SEC), including in the section entitled “Risk Factors” in its Quarterly Report on Form 10-Q for the fiscal quarter ended September 26, 2021, and other filings and reports that Vital Farms may file from time to time with the SEC. Moreover, Vital Farms operates in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for management to predict all risks, nor can Vital Farms assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements Vital Farms may make. In light of these risks, uncertainties and assumptions, Vital Farms cannot guarantee future results, levels of activity, performance, achievements, or events and circumstances reflected in the forward-looking statements will occur. Forward-looking statements represent management’s beliefs and assumptions only as of the date of this press release. Vital Farms disclaims any obligation to update forward-looking statements except as required by law.

Contacts:

Media:

Nisha Devarajan

Nisha.Devarajan@vitalfarms.com

Investors:

Matt Siler

Matt.Siler@vitalfarms.com

VITAL FARMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except share amounts)

	13-Weeks Ended		Fiscal Year Ended
	December 26,	December 27,	December 26,	December 27,
	2021	2020	2021	2020
Net revenue	$77,405	$53,993	$260,901	$214,280
Cost of goods sold	57,608	36,368	178,002	139,752
Gross profit	19,797	17,625	82,899	74,528
Operating expenses:
Selling, general and administrative	15,815	15,563	57,868	47,396
Shipping and distribution	8,224	4,212	24,979	14,904
Total operating expenses	24,039	19,775	82,847	62,300
(Loss) income from operations	(4,242)	(2,150)	52	12,228
Other income (expense), net:
Interest expense	(10)	(123)	(52)	(488)
Other income (expense), net	55	96	354	(86)
Total other income (expense), net	45	(27)	302	(574)
Net (loss) income before income taxes	(4,197)	(2,177)	354	11,654
(Benefit) provision for income taxes	(543)	(1,529)	(2,028)	2,770
Net (loss) income	(3,654)	(648)	2,382	8,884
Less: Net (loss) income attributable to noncontrolling interests	(6)	138	(47)	84
Net (loss) income attributable to Vital Farms, Inc. common stockholders	$(3,648)	$(786)	$2,429	$8,800
Net (loss) income per share attributable to Vital Farms, Inc. stockholders:
Basic:	$(0.09)	$(0.02)	$0.06	$0.31
Diluted:	$(0.09)	$(0.02)	$0.06	$0.27
Weighted average common shares outstanding:
Basic:	40,027,278	39,441,561	40,027,278	28,667,264
Diluted:	40,027,278	39,441,561	43,321,733	32,914,653

VITAL FARMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except share amounts)

	December 26,	December 27,
	2021	2020

Assets
Current assets:
Cash and cash equivalents	$30,966	$29,544
Investment securities	68,621	68,357
Accounts receivable, net	26,938	20,934
Inventories	10,945	12,902
Income taxes receivable	199	1,554
Prepaid expenses and other current assets	3,539	3,965
Total current assets	141,208	137,256
Property, plant and equipment, net	44,608	30,118
Goodwill	3,858	3,858
Deferred tax asset, net	79	—
Deposits	189	142
Total assets	$189,942	$171,374
Liabilities, Redeemable Noncontrolling Interest and Stockholders’ Equity
Current liabilities:
Accounts payable	$22,520	$15,489
Accrued liabilities	15,124	9,845
Lease obligation, current	327	471
Contingent consideration, current	19	109
Total current liabilities	37,990	25,914
Lease obligation, net of current portion	—	327
Contingent consideration, non-current	—	18
Deferred tax liabilities, net	—	2,537
Other liability, non-current	192	192
Total liabilities	38,182	28,988
Commitments and contingencies (Note 16)
Redeemable noncontrolling interest	175	175
Stockholders’ equity:
Common stock, $0.0001 par value per share, 310,000,000 shares authorized as of December 26, 2021 and December 27, 2020; 40,493,969 and 39,444,040 shares issued and outstanding as of December 26, 2021 and December 27, 2020, respectively	5	5
Treasury stock, at cost, zero and 5,494,918 common shares as of December 26, 2021 and December 27, 2020, respectively	—	(16,276)
Additional paid-in capital	149,000	144,311
Retained earnings	2,746	14,039
Accumulated other comprehensive loss	(281)	(31)
Total stockholders’ equity attributable to Vital Farms, Inc. stockholders	151,470	142,048
Noncontrolling interests	115	163
Total stockholders’ equity	$151,585	$142,211
Total liabilities, redeemable noncontrolling interest, and stockholders’ equity	$189,942	$171,374

VITAL FARMS, INC.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(Amounts in thousands)

	Fiscal Year Ended
	December 26,	December 27,
	2021	2020
Cash flows provided by operating activities:
Net income	$2,382	$8,884
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,540	2,550
Amortization of debt issuance costs	—	68
Bad debt expense (recovery)	73	(108)
Inventory provisions	224	16
Change in fair value of contingent consideration	44	(333)
Stock-based compensation expense	4,440	2,509
Loss on write-off of construction in progress	173	259
Deferred taxes	(2,536)	1,782
Non-cash interest income	(229)	(33)
Changes in operating assets and liabilities:
Accounts receivable	(6,078)	(4,718)
Inventories	1,733	29
Income taxes receivable	1,354	61
Prepaid expenses and other current assets	426	(2,255)
Deposits and other assets	(46)	11
Accounts payable	6,796	1,807
Accrued liabilities and other liabilities	4,029	1,173
Net cash provided by operating activities	$16,325	$11,702
Cash flows used in investing activities:
Purchases of property, plant and equipment	(16,711)	(10,300)
Purchases of available-for-sale debt securities	(52,017)	(68,388)
Sales, maturities, and call redemptions of available-for-sale debt securities	51,645	—
Proceeds from the sale of property, plant and equipment	—	—
Repayment of notes receivable provided to related parties	—	846
Net cash used in investing activities	$(17,083)	$(77,842)
Cash flows provided by (used in) financing activities:
Proceeds from issuance of common stock pursuant to the initial public offering, net of issuance costs	—	99,671
Proceeds from borrowings under term loan	—	5,000
Proceeds from borrowings under equipment loan	—	1,461
Proceeds from Paycheck Protection Program loan	—	2,593
Repayment of revolving line of credit	—	(1,325)
Repayment of equipment loan	—	(2,015)
Repayment of term loan	—	(8,245)
Repayment of Paycheck Protection Program loan	—	(2,593)
Repurchase of common stock	—	—
Payment of contingent consideration	(152)	(192)
Principal payments under finance lease obligation	(471)	(449)
Proceeds from exercise of stock options	2,803	221
Proceeds from exercise of warrant	—	283
Net cash provided by (used in) financing activities	$2,180	$94,410
Net increase in cash and cash equivalents	$1,422	$28,270
Cash and cash equivalents at beginning of the period	29,544	1,274
Cash and cash equivalents at end of the period	$30,966	$29,544

Non-GAAP Financial Measures

We report our financial results in accordance with GAAP. However, management believes that Adjusted EBITDA, a non-GAAP financial measure, provides investors with additional useful information in evaluating our performance.

Adjusted EBITDA is a financial measure that is not required by or presented in accordance with GAAP. We believe that Adjusted EBITDA, when taken together with our financial results presented in accordance with GAAP, provides meaningful supplemental information regarding our operating performance and facilitates internal comparisons of our historical operating performance on a more consistent basis by excluding certain items that may not be indicative of our business, results of operations or outlook. In particular, we believe that the use of Adjusted EBITDA is helpful to our investors as it is a measure used by management in assessing the health of our business, determining incentive compensation and evaluating our operating performance, as well as for internal planning and forecasting purposes.

We calculate Adjusted EBITDA as net income, adjusted to exclude: (1) depreciation and amortization; (2) provision for income taxes; (3) stock-based compensation expense; (4) interest expense; (5) change in fair value of contingent consideration; (6) interest income; and (7) net litigation settlement gain.

Adjusted EBITDA is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Some of the limitations of Adjusted EBITDA include that (1) it does not properly reflect capital commitments to be paid in the future, (2) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and Adjusted EBITDA does not reflect these capital expenditures, (3) it does not consider the impact of stock-based compensation expense, (4) it does not reflect other non-operating expenses, including interest expense, (5) it does not consider the impact of any contingent consideration liability valuation adjustments and (6) it does not reflect tax payments that may represent a reduction in cash available to us. In addition, our use of Adjusted EBITDA may not be comparable to similarly titled measures of other companies because they may not calculate Adjusted EBITDA in the same manner, limiting its usefulness as a comparative measure. Because of these limitations, when evaluating our performance, you should consider Adjusted EBITDA alongside other financial measures, including our net income and other results stated in accordance with GAAP.

The following table presents a reconciliation of Adjusted EBITDA to net income (loss), the most directly comparable financial measure stated in accordance with GAAP, for the 13-week and 52-week periods presented:

VITAL FARMS, INC.

ADJUSTED EBITDA RECONCILIATION

(Amounts in thousands)

	13-Weeks Ended		Fiscal Year Ended
	December 26,	December 27,	December 26,	December 27,
	2021	2020	2021	2020
Net (loss) income	$(3,654)	$(648)	$2,382	$8,884
Depreciation and amortization	1,013	982	3,540	2,550
(Benefit) provision for income tax	(543)	(1,529)	(2,028)	2,770
Stock-based compensation expense	1,248	1,028	4,440	2,509
Interest expense	10	123	52	488
Change in fair value of contingent consideration(1)	10	9	44	(333)
Interest income	(102)	(73)	(381)	(97)
Net litigation settlement gain	—	—	—	(20)
Adjusted EBITDA	$(2,018)	$(108)	$8,049	$16,751

(1)	Amount reflects the change in fair value of a contingent consideration liability in connection with our 2014 acquisition of certain assets of Heartland Eggs